                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): MAY 14, 2004


                                 LINK ENERGY LLC
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-50195                76-0424520
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


  2000 WEST SAM HOUSTON PARKWAY SOUTH,
      SUITE 400, HOUSTON, TEXAS                                   77042
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (713) 993-5200

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         Pursuant to Section 5.19(b) of the Indenture dated as of March 1, 2003 relating to the 9% Senior Notes due 2010 (the "Notes") of Link Energy LLC (the "Company"), by and among the Company, certain of its subsidiaries and the Bank of New York, as Trustee, the Company is required to publicly announce the results of the offer to repurchase it made to holders of the Notes, which offer expired on May 14, 2004. The results of the offer to repurchase are as follows:

         Principal amount of Notes tendered in the offer to repurchase:      $ 14,114,718
         Principal amount of Notes that remain outstanding:                  $  1,499,471

         The above information is being furnished under Item 5 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 26, 2004                       LINK ENERGY LLC

                                          By:  /s/ Thomas M. Matthews
                                             -----------------------------------
                                               Thomas M. Matthews
                                               Chairman of the Board and
                                               Chief Executive Officer